EXHIBIT 99.1
GoPro Announces Fourth Quarter and 2025 Results
2025 Revenue of $652 million
Fourth Quarter Revenue of $202 million
2025 Subscription and Service Revenue of $106 million
GP3 Next-Generation AI-Enabled Processor Set to Power New Cameras Beginning in Q2 2026

SAN MATEO, Calif., March 5, 2026 - GoPro, Inc. (NASDAQ: GPRO) announced financial results for its fourth quarter and full year ended December 31, 2025, and posted management commentary, including forward-looking guidance, in the investor relations section of its website at https://investor.gopro.com.
"In 2025, we maintained subscription and service revenue of $106 million by improving attach rates, retention rates and driving ARPU higher. GAAP gross margin was flat despite absorbing $20 million in tariff expenses, and we reduced operating expenses by $93 million, or 26% from the prior year. In addition, we improved cash flow from operations by $104 million,” said Brian McGee, GoPro’s CFO and COO.
“Looking ahead to Q2 2026, we’re excited to launch GP3, our new, next-generation AI-enabled image processor that will power several new GoPro cameras this year,” said Nicholas Woodman, GoPro’s founder and CEO. “GP3 enables a more premium camera lineup with category-leading image quality and processing performance, positioning GoPro to compete at even higher tiers of the digital imaging market while fortifying a leadership position in our existing product categories. With our first GP3-powered cameras launching in Q2 2026, GoPro is entering a new era of performance and innovation that we believe will expand our TAM and strengthen our financial performance.”
Q4 2025 Financial Results
•Revenue was $202 million, flat year-over-year.
•Sell-through was approximately 625,000 camera units, down 19% year-over-year.
•Subscription and service revenue was down 3% year-over-year at $27 million. GoPro subscriber count ended Q4 at 2.36 million, down 7% year-over-year.
•Revenue from the retail channel was $154 million, or 76% of total revenue and up 3% year-over-year. GoPro.com revenue, including subscription and service revenue, was $48 million, or 24% of total revenue and down 6% year-over-year.
•GAAP gross margin was 31.8% compared to 34.7% in the prior year quarter. Non-GAAP gross margin was 31.9% compared to 35.1% in the prior year quarter.
•GAAP net loss was $9 million, or a $(0.06) loss per share, compared to a net loss of $37 million or a $(0.24) loss per share, in the prior year quarter.
•Non-GAAP net loss was $3 million, or a $(0.02) loss per share, compared to a net loss of $14 million or a $(0.09) loss per share, in the prior year quarter.
•Adjusted EBITDA was positive $1 million compared to negative $14 million in the prior year quarter.

2025 Financial Results
•Cash flow from operations improved by $104 million year-over-year.

•Revenue was $652 million, down 19% year-over-year.
•Sell-through was approximately 2,000,000 camera units, down 20% year-over-year.
•Subscription and service revenue was down 1% year-over-year at $106 million.
•GAAP gross margin was 33.6% compared to 33.8% in the prior year period. Non-GAAP gross margin was 33.8% compared to 34.1% in the prior year period.
•GAAP net loss was $93 million, or a $(0.59) loss per share, compared to a net loss of $432 million or a $(2.82) loss per share in the prior year period. Non-GAAP net loss was $48 million, or a $(0.30) loss per share, compared to a net loss of $370 million or a $(2.42) loss per share in the prior year period. GAAP and non-GAAP net loss per share for 2024 were impacted by the establishment of a $295 million valuation allowance on our U.S. deferred tax assets that was recorded in the first quarter of 2024.
•Adjusted EBITDA was negative $29 million compared to negative $72 million in the prior year period.

Results Summary (unaudited):

($ in thousands, except per share amounts)	Three months ended December 31,			Year ended December 31,
	2025	2024	% Change	2025	2024	% Change
Revenue
Hardware revenue	$175,121	$173,636	0.9%	$545,267	$694,512	(21.5)%
Subscription and services revenue	26,552	27,246	(2.5)%	106,275	106,961	(0.6)%
Total revenue	$201,673	$200,882	0.4%	$651,542	$801,473	(18.7)%
Gross margin
GAAP	31.8%	34.7%	(290) bps	33.6%	33.8%	(20) bps
Non-GAAP	31.9%	35.1%	(320) bps	33.8%	34.1%	(30) bps
Operating loss
GAAP	$(8,241)	$(39,100)	(78.9)%	$(83,341)	$(135,033)	(38.3)%
Non-GAAP	$(2,518)	$(15,968)	(84.2)%	$(40,702)	$(80,327)	(49.3)%
Net loss
GAAP	$(9,104)	$(37,191)	(75.5)%	$(93,487)	$(432,311)	(78.4)%
Non-GAAP	$(2,669)	$(14,418)	(81.5)%	$(47,977)	$(370,417)	(87.0)%
Diluted net loss per share
GAAP	$(0.06)	$(0.24)	(75.0)%	$(0.59)	$(2.82)	(79.1)%
Non-GAAP	$(0.02)	$(0.09)	(77.8)%	$(0.30)	$(2.42)	(87.6)%
Adjusted EBITDA	$784	$(14,359)	(105.5)%	$(28,516)	$(71,639)	(60.2)%

Conference Call
GoPro management will host a conference call and live webcast for analysts and investors today at 2 p.m. Pacific Time (5 p.m. Eastern Time) to discuss the Company’s financial results.
Prior to the start of the call, the Company will post Management Commentary on the “Events & Presentations” section of its investor relations website at https://investor.gopro.com. Management will make brief opening comments before taking questions.
To listen to the live conference call, please dial +1 833-470-1428 (US) or +1 404-975-4839 (International) and enter access code 735527, approximately 15 minutes prior to the start of the call. A live webcast of the conference call will be accessible on the “Events & Presentations” section of the Company’s website at https://investor.gopro.com. An archived audio webcast will be accessible for at least 90 days on GoPro’s website, https://investor.gopro.com.
About GoPro, Inc. (NASDAQ: GPRO)
GoPro helps the world capture and share itself in immersive and exciting ways.

Connect with GoPro on Instagram, YouTube, TikTok, Facebook, X, LinkedIn, and GoPro's blog, The Current. Members of the press can access official logos and imagery on our press portal. For more information, visit GoPro.com.

GoPro, HERO, MAX and their respective logos are trademarks or registered trademarks of GoPro, Inc. in the United States and other countries.
Note Regarding Use of Non-GAAP Financial Measures
GoPro reports gross profit, gross margin percentage, operating expenses, operating income (loss), other income (expense), tax expense (benefit), net income (loss) and diluted net income (loss) per share in accordance with U.S. generally accepted accounting principles (GAAP) and on a non-GAAP basis. Additionally, GoPro reports non-GAAP adjusted EBITDA. Non-GAAP items exclude, where applicable, the effects of stock-based compensation, acquisition-related costs, restructuring and other related costs, (gain) loss on insurance proceeds, (gain) loss on extinguishment of debt, (gain) loss on revaluation of warrants, gain on the sale and license of intellectual property, goodwill impairment charges, and the tax impact of these items. When planning, forecasting, and analyzing gross profit, gross margin percentage, operating expenses, operating income (loss), other income (expense), tax expense (benefit), net income (loss) and net income (loss) per share for future periods, GoPro does so primarily on a non-GAAP basis without preparing a GAAP analysis as that would require estimates for reconciling items which are inherently difficult to predict with reasonable accuracy. A reconciliation of preliminary GAAP to non-GAAP measures has been provided in this press release, and investors are encouraged to review the reconciliation.

Note on Forward-looking Statements
This press release may contain projections or other forward-looking statements within the meaning Section 27A of the Private Securities Litigation Reform Act. Words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “should,” “will,” “plan” and variations of these terms or the negative of these terms and similar expressions are intended to identify these forward-looking statements. Forward-looking statements in this press release may include but are not limited to statements regarding our expectations for profitability, improved gross margin, revenue growth and cash flow, subscription retention, attach rates and ARPU, expanding our TAM and reduced operating expenses; hardware and software product launch, product diversification, the launch of GP3 and our ability to drive premium cameras sales and an expanded TAM, and the expected capabilities, performance and competitive advantages of our GP3 image processor and AI-enabled technology. These statements involve risks and uncertainties, and actual events or results may differ materially. Among the important factors that could cause actual results to differ materially from those in the forward-looking statements include the inability to achieve our revenue growth or profitability in the future, and if revenue growth or profitability is achieved, the inability to sustain it; the fact that an economic downturn or economic uncertainty in our key U.S. and international markets, inflation, and fluctuations in interest rates or currency exchange rates may adversely affect consumer discretionary spending and demand for our products; changes to trade agreements, trade policies, increased tariffs and import/export regulations including uncertainties regarding any new proposed tariffs, which may negatively affect our business and supply chain expenses; the fact that our goal to grow revenue and be profitable relies upon our ability to manage expenses and grow sales from our direct-to-consumer business, our retail partners, and distributors; our ability to acquire and retain subscribers; our reliance on third-party suppliers, some of which are sole-source suppliers, to provide services and components for our products which may be impacted due to supply shortages, long lead times or other service disruptions that may lead to increased costs due to the effects of global conflicts and geopolitical issues such as the ongoing conflicts in the Middle East or China-Taiwan relations; the risk that increases in component costs or shortages of key components may negatively impact our ability to achieve or maintain profitability; our ability to maintain the value and reputation of our brand and protect our intellectual property and proprietary rights; the risk that our sales fall below our forecasts, especially during the holiday season; the risk we fail to manage our operating expenses effectively, which may result in our financial performance suffering; the fact that our profitability depends in part on further penetrating our total addressable market, and we may not be successful in doing so; the risk we are not able to reduce our operating expenses; the fact that we rely on sales of our cameras, mounts and accessories for substantially all of our revenue, and any decrease in the sales or change in sales mix of these products could harm our business; the risk that we may not successfully manage product introductions, product transitions, product pricing and marketing; our ability to achieve or maintain profitability if there are delays or issues in our product launches; the fact that a small number of retailers and distributors account for a substantial portion of our revenue and our level of business with them could be significantly reduced; our ability to attract, engage and retain qualified personnel; the impact of competition on our market share, revenue and profitability; the fact that we may continue to experience fluctuating revenue, expenses and profitability in the future; risks related to inventory, purchase commitments and long-lived assets; the risk that we will encounter problems with our distribution system; the threat of a security breach or other disruption including cyberattacks; the concern that our intellectual property and proprietary rights may not adequately protect our products and services; the outcome of pending or future litigation and legal proceedings; the risk that future issuances of our common stock, including in connection with equity compensation plans or financing transactions, may dilute existing stockholders; the risk that we may be unable to maintain compliance with Nasdaq listing requirements, which could result in delisting and adversely affect the liquidity and market price of our common stock; and other factors detailed in the Risk Factors section of our Annual Report on Form 10-K for the year ended December 31, 2024, which is on file with the Securities and Exchange Commission (SEC) and other filings we make from time to time with the SEC. These forward-looking statements speak only as of the date hereof or as of the date otherwise stated herein. GoPro disclaims any obligation to update these forward-looking statements.

GoPro, Inc.
Preliminary Condensed Consolidated Statements of Operations
(unaudited)

	Three months ended December 31,		Year ended December 31,
(in thousands, except per share data)	2025	2024	2025	2024
Revenue
Hardware	$175,121	$173,636	$545,267	$694,512
Subscription and services	26,552	27,246	106,275	106,961
Total revenue	201,673	200,882	651,542	801,473
Cost of revenue
Hardware	128,653	124,081	400,419	499,882
Subscription and services	8,833	7,100	31,957	30,296
Total cost of revenue	137,486	131,181	432,376	530,178
Gross profit	64,187	69,701	219,166	271,295

Operating expenses:
Research and development	32,133	50,025	126,796	185,897
Sales and marketing	27,267	43,450	100,756	160,635
General and administrative	13,028	15,326	56,355	59,796
Goodwill impairment	—	—	18,600	—
Total operating expenses	72,428	108,801	302,507	406,328
Operating loss	(8,241)	(39,100)	(83,341)	(135,033)
Other income (expense):
Interest expense	(3,504)	(1,057)	(8,452)	(3,329)
Other income, net	948	563	345	5,273
Total other income (expense), net	(2,556)	(494)	(8,107)	1,944
Loss before income taxes	(10,797)	(39,594)	(91,448)	(133,089)
Income tax expense (benefit)	(1,693)	(2,403)	2,039	299,222
Net loss	$(9,104)	$(37,191)	$(93,487)	$(432,311)

Basic and diluted net loss per share	$(0.06)	$(0.24)	$(0.59)	$(2.82)

Shares used to compute basic and diluted net loss per share	161,046	155,091	158,579	153,113

GoPro, Inc.
Preliminary Condensed Consolidated Balance Sheets
(unaudited)

(in thousands)	December 31, 2025	December 31, 2024
Assets
Current assets:
Cash and cash equivalents	$49,674	$102,811
Accounts receivable, net	93,513	85,944
Inventory	78,431	120,716
Prepaid expenses and other current assets	30,951	29,774
Total current assets	252,569	339,245
Property and equipment, net	5,903	8,696
Operating lease right-of-use assets	11,138	14,403
Goodwill	133,751	152,351
Other long-term assets	24,622	28,983
Total assets	$427,983	$543,678

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$97,012	$85,936
Accrued expenses and other current liabilities	95,856	110,769
Short-term operating lease liabilities	12,069	10,936
Deferred revenue	52,636	55,418
Short-term debt	19,598	93,208
Total current liabilities	277,171	356,267
Long-term taxes payable	13,544	11,621
Long-term debt	44,322	—
Long-term operating lease liabilities	7,329	18,067
Other long-term liabilities	9,067	6,034
Total liabilities	351,433	391,989

Stockholders’ equity:
Common stock and additional paid-in capital	1,044,875	1,026,527
Treasury stock, at cost	(193,231)	(193,231)
Accumulated deficit	(775,094)	(681,607)
Total stockholders’ equity	76,550	151,689
Total liabilities and stockholders’ equity	$427,983	$543,678

GoPro, Inc.
Preliminary Condensed Consolidated Statements of Cash Flows
(unaudited)

	Three months ended December 31,		Year ended December 31,
(in thousands)	2025	2024	2025	2024
Operating activities:
Net loss	$(9,104)	$(37,191)	$(93,487)	$(432,311)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	1,849	1,780	7,065	6,491
Non-cash operating lease cost	1,310	1,335	3,265	1,050
Stock-based compensation	4,393	5,199	19,542	29,132
Goodwill impairment	—	—	18,600	—
Deferred income taxes, net	432	12	280	296,771
Impairment of right-of-use assets	—	—	—	3,276
Other	655	1,088	1,537	461
Net changes in operating assets and liabilities	16,068	2,678	22,529	(30,011)
Net cash provided by (used in) operating activities	15,603	(25,099)	(20,669)	(125,141)

Investing activities:
Purchases of property and equipment, net	(645)	(416)	(3,362)	(4,039)
Maturities of marketable securities	—	—	—	24,000
Acquisition, net of cash acquired	—	—	—	(12,308)
Net cash provided by (used in) investing activities	(645)	(416)	(3,362)	7,653

Financing activities:
Proceeds from issuance of common stock	2,000	—	2,706	2,150
Taxes paid related to net share settlement of equity awards	(754)	(232)	(1,916)	(3,079)
Repayment of 2025 convertible senior notes	(93,750)	—	(93,750)	—
Proceeds from borrowings	—	—	113,174	—
Repayments of borrowings	(25,443)	—	(48,044)	—
Payment of debt issuance costs	—	—	(2,282)	—
Net cash used in financing activities	(117,947)	(232)	(30,112)	(929)

Effect of exchange rate changes on cash and cash equivalents	(108)	(1,637)	1,006	(1,480)
Net change in cash and cash equivalents	(103,097)	(27,384)	(53,137)	(119,897)
Cash and cash equivalents at beginning of period	152,771	130,195	102,811	222,708
Cash and cash equivalents at end of period	$49,674	$102,811	$49,674	$102,811

GoPro, Inc.
Reconciliation of Preliminary GAAP to Non-GAAP Financial Measures

To supplement our unaudited selected financial data presented on a basis consistent with GAAP, we disclose certain non-GAAP financial measures, including non-GAAP gross profit, gross margin percentage, operating expenses, operating income (loss), other income (expense), tax expense (benefit), net income (loss), diluted net income (loss) per share and adjusted EBITDA. We also provide forecasts of non-GAAP gross margin, non-GAAP operating expenses, non-GAAP other income (expense), non-GAAP tax expense (benefit), non-GAAP net income (loss) and non-GAAP diluted net income (loss) per share. We use non-GAAP financial measures to help us understand and evaluate our core operating performance and trends, to prepare and approve our annual budget, and to develop short-term and long-term operational plans. Our management uses and believes that investors benefit from referring to these non-GAAP financial measures in assessing our operating results. These non-GAAP financial measures should not be considered in isolation from, or as an alternative to, the measures prepared in accordance with GAAP, and are not based on any comprehensive set of accounting rules or principles. We believe that these non-GAAP measures, when read in conjunction with our GAAP financials, provide useful information to investors by facilitating:
•the comparability of our on-going operating results over the periods presented;
•the ability to identify trends in our underlying business; and
•the comparison of our operating results against analyst financial models and operating results of other public companies that supplement their GAAP results with non-GAAP financial measures.
These non-GAAP financial measures have limitations in that they do not reflect all of the amounts associated with our results of operations as determined in accordance with GAAP. Some of these limitations are:
•adjusted EBITDA does not reflect income tax expense (benefit), which may change cash available to us;
•adjusted EBITDA does not reflect interest income (expense), which may reduce cash available to us;
•adjusted EBITDA excludes depreciation and amortization and, although these are non-cash charges, the property and equipment being depreciated and amortized often will have to be replaced in the future, and adjusted EBITDA does not reflect any cash capital expenditure requirements for such replacements;
•adjusted EBITDA excludes the amortization of point of purchase (POP) display assets because it is a non-cash charge, and is treated similarly to depreciation of property and equipment and amortization of acquired intangible assets;
•adjusted EBITDA and non-GAAP net income (loss) exclude restructuring and other related costs which primarily include severance-related costs, stock-based compensation expenses, manufacturing consolidation charges, facilities consolidation charges recorded in connection with restructuring actions, including right-of-use asset impairment charges (if applicable), and the related ongoing operating lease cost of those facilities recorded under ASC 842, Leases. These expenses do not reflect expected future operating expenses and do not contribute to a meaningful evaluation of current operating performance or comparisons to the operating performance in other periods;
•adjusted EBITDA and non-GAAP net income (loss) exclude stock-based compensation expense related to equity awards granted primarily to our workforce. We exclude stock-based compensation expense because we believe that the non-GAAP financial measures excluding this item provide meaningful supplemental information regarding operational performance. In particular, we note that companies calculate stock-based compensation expense for the variety of award types that they employ using different valuation methodologies and subjective assumptions. These non-cash charges are not factored into our internal evaluation of non-GAAP net income (loss) as we believe their inclusion would hinder our ability to assess core operational performance;
•adjusted EBITDA and non-GAAP net income (loss) excludes a gain (loss) on insurance proceeds because it is not reflective of ongoing operating results in the period, and the frequency and amount of such gains and losses vary;
•adjusted EBITDA and non-GAAP net income (loss) excludes any gain or loss on the extinguishment of debt because it is not reflective of ongoing operating results in the period, and the frequency and amount of such gains and losses vary;

•adjusted EBITDA and non-GAAP net income (loss) excludes a gain (loss) on the revaluation of warrants because it is not reflective of ongoing operating results in the period, and hinders our ability to assess core operational performance;
•adjusted EBITDA and non-GAAP net income (loss) excludes goodwill impairment charges as they do not reflect ongoing operating results in the period and hinders our ability to assess core operational performance;
•non-GAAP net income (loss) excludes acquisition-related costs including the amortization of acquired intangible assets (primarily consisting of acquired technology), the impairment of acquired intangible assets (if applicable), as well as third-party transaction costs incurred for legal and other professional services. These costs are not factored into our evaluation of potential acquisitions, or of our performance after completion of the acquisitions because these costs are not related to our core operating performance or reflective of ongoing operating results in the period, and the frequency and amount of such costs vary significantly based on the timing and magnitude of our acquisition transactions and the maturities of the businesses being acquired. Although we exclude the amortization of acquired intangible assets from our non-GAAP net income (loss), management believes that it is important for investors to understand that such intangible assets were recorded as part of purchase accounting and can contribute to revenue generation;
•non-GAAP net income (loss) excludes a gain on the sale and/or license of intellectual property. This gain is not related to our core operating performance or reflective of ongoing operating results in the period, and the frequency and amount of such gains are inconsistent;
•non-GAAP net income (loss) includes income tax adjustments which reflect the current and deferred income tax expense (benefit) and the effect of non-GAAP adjustments;
•GAAP and non-GAAP net income (loss) per share includes the dilutive, tax effected cash interest expense associated with our 2025 Notes in periods of net income, as if converted at the beginning of the period; and
•other companies may calculate these non-GAAP financial measures differently than we do, limiting their usefulness as comparative measures.

GoPro, Inc.
Reconciliation of Preliminary GAAP to Non-GAAP Financial Measures
(unaudited)

Reconciliations of non-GAAP financial measures are set forth below:

	Three months ended December 31,		Year ended December 31,
(in thousands, except per share data)	2025	2024	2025	2024
GAAP net loss	$(9,104)	$(37,191)	$(93,487)	$(432,311)
Stock-based compensation:
Cost of revenue	220	240	946	1,343
Research and development	2,319	2,461	10,393	14,411
Sales and marketing	831	912	3,533	5,804
General and administrative	1,023	1,586	4,670	7,574
Total stock-based compensation	4,393	5,199	19,542	29,132

Acquisition-related costs:
Research and development	469	469	1,875	1,563
General and administrative	8	(7)	20	789
Total acquisition-related costs	477	462	1,895	2,352

Restructuring and other costs:
Cost of revenue	(14)	562	(63)	699
Research and development	870	13,013	671	15,954
Sales and marketing	(32)	3,352	138	4,964
General and administrative	29	544	1,856	1,605
Total restructuring and other costs	853	17,471	2,602	23,222

(Gain) loss on insurance recovery	—	(1,130)	(266)	(1,130)
(Gain) on sale and/or license of intellectual property	—	—	—	(999)
(Gain) loss on revaluation of warrants	442	—	3,036	—
Goodwill impairment	—	—	18,600	—
Income tax adjustments	270	771	101	9,317
Non-GAAP net loss	$(2,669)	$(14,418)	$(47,977)	$(370,417)

GAAP and non-GAAP shares for diluted net loss per share	161,046	155,091	158,579	153,113

GAAP diluted net loss per share	$(0.06)	$(0.24)	$(0.59)	$(2.82)
Non-GAAP diluted net loss per share	$(0.02)	$(0.09)	$(0.30)	$(2.42)

	Three months ended December 31,		Year ended December 31,
(dollars in thousands)	2025	2024	2025	2024
GAAP gross margin as a % of revenue	31.8%	34.7%	33.6%	33.8%
Stock-based compensation	0.1	0.1	0.2	0.2
Restructuring and other costs	—	0.3	—	0.1
Non-GAAP gross margin as a % of revenue	31.9%	35.1%	33.8%	34.1%

GAAP operating expenses	$72,428	$108,801	$302,507	$406,328
Stock-based compensation	(4,173)	(4,959)	(18,596)	(27,789)
Acquisition-related costs	(477)	(462)	(1,895)	(2,352)
Restructuring and other costs	(867)	(16,909)	(2,665)	(22,523)
Goodwill impairment	—	—	(18,600)	—
Non-GAAP operating expenses	$66,911	$86,471	$260,751	$353,664

GAAP operating loss	$(8,241)	$(39,100)	$(83,341)	$(135,033)
Stock-based compensation	4,393	5,199	19,542	29,132
Acquisition-related costs	477	462	1,895	2,352
Restructuring and other costs	853	17,471	2,602	23,222
Goodwill impairment	—	—	18,600	—
Non-GAAP operating loss	$(2,518)	$(15,968)	$(40,702)	$(80,327)

	Three months ended December 31,		Year ended December 31,
(in thousands)	2025	2024	2025	2024
GAAP net loss	$(9,104)	$(37,191)	$(93,487)	$(432,311)
Income tax expense (benefit)	(1,693)	(2,403)	2,039	299,222
Interest expense (income), net	2,282	279	5,343	(1,388)
Depreciation and amortization	1,849	1,781	7,065	6,491
POP display amortization	1,762	1,635	7,010	5,123
Stock-based compensation	4,393	5,199	19,542	29,132
(Gain) loss on insurance recovery	—	(1,130)	(266)	(1,130)
(Gain) loss on revaluation of warrants	442	—	3,036	—
Goodwill impairment	—	—	18,600	—
Restructuring and other costs	853	17,471	2,602	23,222
Adjusted EBITDA	$784	$(14,359)	$(28,516)	$(71,639)

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